70 Maxess Road ▪ Melville, NY 11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS
SECOND QUARTER FISCAL YEAR 2009 RESULTS

MELVILLE, NY, October 8, 2008 -- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial and operating results for the second quarter and six months ended August 31, 2008.

Net sales for the quarter ended August 31, 2008, increased 14.3 percent to $211,813,000 as compared to $185,369,000 for the comparable period last year. This increase resulted primarily from continued growth in the company’s core electronics distribution business in the Asia-Pacific region, as well as from significant end-of-life sales in its systems business in North America. Net income for the quarter was $192,000, or $0.01 per diluted share, as compared to a net income of $783,000, or $0.04 per diluted share for the second quarter of the prior year.

For the six months ended August 31, 2008, net sales increased 14.2 percent to $411,965,000 from $360,601,000 in the comparable period last year. Net income for the first half of fiscal 2009 was $1,347,000, or $0.07 per diluted share, compared to net income of $2,471,000, or $0.13 per diluted share in the same period last year.

The decline in net income in fiscal 2009 during both the three- and six-month periods was primarily due to professional fees related to the SEC investigation entitled “In the Matter of Vitesse Semiconductor Corp.,” as well as the related internal investigation being conducted by the company’s audit committee. Management believes the audit committee's internal investigation is nearing completion and, consequently, expects total monthly costs to decline by the end of fiscal 2009. In addition, the company incurred severance costs during the second quarter of fiscal 2009 as a result of its previously announced decision to consolidate its Melville, New York warehouse into an expanded Mississippi warehouse. This consolidation plan is expected to be completed in January 2009 and to result in estimated recurring annual savings of $1,100,000, excluding approximately $500,000 of warehouse consolidation costs, primarily consisting of severance. On a proforma basis, excluding unusual items, the diluted earnings per share would have been $0.09 for the second quarter of fiscal 2009 and $0.17 for the six-month period compared to $0.08 and $0.20, respectively, for the prior year periods (see Exhibit B).

According to Arthur Nadata, Nu Horizons’ chairman of the board and chief executive officer, sales in the company’s core distribution business grew 6.9 percent to $185,502,000 during the second quarter of fiscal 2009 compared to $173,543,000 in the prior year period.

Nu Horizons Electronics Corp. Reports Second Quarter Fiscal Year 2009 Results	Page 2

“While growth in our core electronics distribution business slowed during the second quarter, primarily due to the current weakness in worldwide demand and the economic uncertainty in the U.S., we expect growth in our core business over the longer term to outperform industry growth rates. The strongest performance continued to be in the Asia-Pacific region where sales grew 40.9 percent to $56,385,000 in the second quarter compared to $40,021,000 in the second quarter of fiscal 2008. Growth in Europe was particularly strong in Germany, although this growth was offset by significant weakness in the U.K., primarily resulting from softening in that market,” Nadata said.

Since 2006, Nu Horizons has made several key acquisitions in the European market including the recently announced acquisition of C-88 AS in Denmark on September 9, 2008, which had approximately $18.0 million in sales for the 12-month period ended April 30, 2008, and is expected to be accretive to Nu Horizons' fiscal 2009 net income.

“Despite some current weakness, we believe the European market represents an important growth opportunity for us. With our increased presence in the UK, Germany, Austria, Poland, Hungary, the Czech Republic and now the Nordic region, we believe we are in a strong position to grow as these markets expand over time," Nadata said.

A comparison of sales by geographic area is included on Exhibit A below.

“Sales from our systems business increased to $26,311,000 in the second quarter from $11,826,000 during the same period in fiscal 2008, primarily driven by significant sales of end-of-life products, which generally have lower margins. We do not believe that the company will have significant additional end-of life product sales such as these in upcoming quarters. Going forward, we believe our focus on higher margin business with mid-tier customers and our previously discussed addition of IBM as a supplier provide an important opportunity for us to rebuild our systems business with improved operating margins,” he said.

The company continues to be successful in growing its demand creation business aimed at working with its customers - the manufacturers of electronic equipment - to bring increasingly complex solutions to market more quickly by providing customers with engineering expertise related to technology solutions available from Nu Horizons’ broad array of suppliers.

According to Nadata, total design win revenue in the second quarter of fiscal 2009 increased 19.0 percent to $50,593,000 compared to $42,516,000 in the prior year period, while design registrations increased 14.0 percent year-over-year. For the first six months of the current fiscal year, design win revenue increased 15.5 percent to $97,070,000 from $84,079,000 from the prior year, while the number of design registrations increased 45.0 percent compared to fiscal 2008.

At August 31, 2008, the company had $204,040,000 of working capital and approximately $56,000,000 of cash available under its credit agreements. The company anticipates that its resources provided by its cash flow from operations and credit agreements will be sufficient to meet its capital requirements for at least the next twelve months.

Nu Horizons Electronics Corp. Reports Second Quarter Fiscal Year 2009 Results	Page 3

Certain Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the company provides certain non-GAAP financial information relating to net income and net income per diluted share, each as adjusted for certain expenses that the company believes impact the comparability of its results of operations. These expenses arise from professional fees related to the SEC investigation entitled, "In the Matter of Vitesse Semiconductor Corp." and the related internal investigation being conducted by the company's audit committee, as well as costs related to the company's warehouse consolidation. A reconciliation of the company's non-GAAP financial information to GAAP is set forth in Exhibit B.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company's operating performance and underlying trends in the company's business because management considers the expenses referred to above to be outside the company's normal operating results. This non-GAAP financial information is among the indicators management uses as a basis for evaluating the company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

A conference call to further discuss earnings will be held today at 4:30 pm Eastern time. The call can be accessed by dialing 1-877-879-6184, (international, dial 1-719-325-4794). The teleconference ID number is 4383799. A rebroadcast of the call will be available beginning at 8:30 pm Eastern time on October 8, 2008 until 12:00am on October 15, 2008 at 1-888-203-1112 (international, dial 1-719-457-0820). Please refer to confirmation code 4383799. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and

Nu Horizons Electronics Corp. Reports Second Quarter Fiscal Year 2009 Results	Page 4

consumer spending for electronic products, the amount of sales of the company’s products, the competitive environment within the electronics industry, the ability of Nu Horizons to integrate C-88 AS’ operations, the ability of the company to continue to expand its operations, the level of costs incurred in connection with the company’s expansion efforts, the financial strength of the company’s customers and suppliers, the current economic and credit crisis and risks and costs related to the pending Vitesse-related SEC and related internal investigations. Investors are also directed to consider other risks, costs and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The company does not undertake any obligation to update its forward-looking statements.

Company Contacts:
Kurt Freudenberg
Executive Vice President & Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Connie Chandler
Investor Relations
connie.chandler@nuhorizons.com
212-842-4698

(Tables Follow)

Nu Horizons Electronics Corp. Reports Second Quarter Fiscal Year 2009 Results	Page 5

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	August 31, 2008	August 31, 2007	August 31, 2008	August 31, 2007

NET SALES	$211,813,000	$185,369,000	$411,965,000	$360,601,000

COSTS AND EXPENSES:
Cost of sales	180,969,000	154,272,000	350,195,000	299,902,000
Operating expenses	29,277,000	27,884,000	57,424,000	53,545,000
	210,246,000	182,156,000	407,619,000	353,447,000

OPERATING INCOME	1,567,000	3,213,000	4,346,000	7,154,000

OTHER (INCOME) EXPENSE
Interest expense	882,000	1,047,000	1,816,000	1,975,000
Interest income	(2,000)	(5,000)	(4,000)	(20,000)
	880,000	1,042,000	1,812,000	1,955,000

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTERESTS	687,000	2,171,000	2,534,000	5,199,000

Provision for income taxes	403,000	1,286,000	976,000	2,536,000

INCOME BEFORE MINORITY INTERESTS	284,000	885,000	1,558,000	2,663,000

Minority interest in earnings of subsidiaries	92,000	102,000	211,000	192,000

NET INCOME	$192,000	$783,000	$1,347,000	$2,471,000

NET INCOME PER COMMON SHARE:

Basic	$.01	$.04	$.07	$.14

Diluted	$.01	$.04	$.07	$.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,066,923	18,371,908	18,019,381	18,295,096
Diluted	18,206,320	19,237,927	18,246,377	19,130,479

Nu Horizons Electronics Corp. Reports Second Quarter Fiscal Year 2009 Results	Page 6

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	August 31, 2008	February 29, 2008
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$9,038,000	$3,886,000
Accounts receivable - net of allowance for doubtful accounts of $4,049,000 and $4,269,000 as of August 31, 2008 and February 29, 2008, respectively	143,582,000	150,270,000
Inventories	136,314,000	122,761,000
Deferred tax asset	3,135,000	3,135,000
Prepaid expenses and other current assets	5,272,000	4,306,000

TOTAL CURRENT ASSETS	297,341,000	284,358,000

PROPERTY, PLANT AND EQUIPMENT - NET	5,016,000	4,529,000

OTHER ASSETS:
Cost in excess of net assets acquired	10,090,000	9,925,000
Intangibles - net	2,398,000	2,500,000
Other assets	5,111,000	5,101,000

TOTAL ASSETS	$319,956,000	$306,413,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$79,992,000	$67,306,000
Accrued expenses	9,389,000	8,615,000
Due to seller	-	3,245,000
Bank credit line	3,920,000	603,000
Income taxes payable	-	133,000
TOTAL CURRENT LIABILITIES	93,301,000	79,902,000

LONG TERM LIABILITIES
Revolving credit lines	66,200,000	69,300,000
Executive retirement plan	2,042,000	1,684,000
Deferred tax liability	2,094,000	2,072,000
TOTAL LONG TERM LIABILITIES	70,336,000	73,056,000

MINORITY INTEREST IN SUBSIDIARIES	2,473,000	2,261,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,589,450 and 18,392,457 shares issued and outstanding as of August 31, 2008 and February 29, 2008, respectively	122,000	121,000
Additional paid-in capital	55,906,000	54,979,000
Retained earnings	97,968,000	96,621,000
Other accumulated comprehensive (loss)	(150,000)	(527,000)
TOTAL SHAREHOLDERS’ EQUITY	153,846,000	151,194,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$319,956,000	$306,413,000

Nu Horizons Electronics Corp. Reports Second Quarter Fiscal Year 2009 Results	Page 7

EXHIBIT A

Sales by Geographic Area
($ in Thousands)

	FY 2009
	YTD	% of Total	Q2	% of Total	Q1	% of Total
North America	$269,284	65.4	$138,927	65.6	$130,357	65.1
Asia	109,332	26.5	56,385	26.6	52,947	26.5
Europe	33,349	8.1	16,501	7.8	16,848	8.4
	$411,965	100.0	$211,813	100.0	$200,152	100.0

	FY 2008
	YTD	% of Total	Q2	% of Total	Q1	% of Total
North America	$260,601	72.3	$128,891	69.5	$131,710	75.2
Asia	72,449	20.1	40,021	21.6	32,428	18.5
Europe	27,551	7.6	16,457	8.9	11,094	6.3
	$360,601	100.0	$185,369	100.0	$175,232	100.0

* * * *

Nu Horizons Electronics Corp. Reports Second Quarter Fiscal Year 2009 Results	Page 8

EXHIBIT B

Pro-forma Effect of Unusual Items:

The table below presents pro-forma net income and pro-forma diluted earnings per share, for all periods presented, which gives effect to the core operating results, excluding material unusual items:

Effect of Unusual Items on Net Income
And Diluted Earnings Per Share

	Quarter Ended August 31, 2008	Quarter Ended August 31, 2007
	(Unaudited)	(Unaudited)

Reported actual net income	$192,000	$783,000
Add: Unusual items net of tax:
Professional fees(1)	1,161,000	241,000
Interest and penalties related to tax restatement(2)	--	560,000
Warehouse consolidation charges(3)	205,000	--
Pro-forma net income	$1,558,000	$1,584,000

Pro-forma diluted earnings per share	$0.09	$0.08

Diluted shares outstanding	18,206,320	19,237,927

	Six Months Ended August 31, 2008	Six Months Ended August 31, 2007
	(Unaudited)	(Unaudited)

Reported actual net income	$1,347,000	$2,471,000
Add: Unusual items net of tax:
Professional fees(1)	1,620,000	471,000
Interest and penalties related to tax restatement(2)	--	797,000
Warehouse consolidation charges(3)	205,000	--
Pro-forma net income	$3,172,000	$3,739,000

Pro-forma diluted earnings per share	$0.17	$0.20

Diluted shares outstanding	18,246,377	19,130,479

Notes:
(1)	Professional fees related to the SEC inquiry related to "In the matter of Vitesse Semiconductor" and the restatement of our financial statements previously reported.
(2)	Interest and penalties related to income taxes associated with the previously announced restatement of our financial statements.
(3)	Severance costs and accelerated depreciation associated with the warehouse consolidation project previously announced July 9, 2008.